EMPLOYEE MATTERS AGREEMENT

DATED AS OF [●], 2015

by and between COMPUTER SCIENCES CORPORATION and COMPUTER SCIENCES GOVERNMENT SERVICES INC.

9.1	Termination of Participation	32
9.2	Accrued Time Off	32
9.3	Leaves of Absence	32
9.4	Certain Director Fees	32
9.5	Restrictive Covenants in Employment and Other Agreements	32
10	Non-U.S. Employees	33
10.1	General Principles	33
10.2	Treatment of Equity Awards Held by Non-U.S. Employees	34
11	General Provisions	34
11.1	Preservation of Rights to Amend	34
11.2	Confidentiality	34
11.3	Administrative Complaints/Litigation	34
11.4	Reimbursement and Indemnification	34
11.5	Costs of Compliance with Agreement	35
11.6	Fiduciary Matters	35
11.7	Entire Agreement	35
11.8	Binding Effect; No Third-Party Beneficiaries; Assignment	35
11.9	Amendment; Waivers	36
11.10	Remedies Cumulative	36
11.11	Notices	36
11.12	Counterparts	36
11.13	Severability	36
11.14	Governing Law	37
11.15	Dispute Resolution	37
11.16	Performance	37
11.17	Construction	37
11.18	Effect if Distribution Does Not Occur	37

Signatory		38

Index of Other Defined Terms

Defined Term	Section
Adjusted CSC Employee Option	4.2(b)
Benefit Management Records	3.3(b)
Board	Recitals
commercially reasonable efforts	1.2(m)
CSC	Preamble
Computer Sciences GS	Preamble
Computer Sciences GS Deferred Compensation Plan Beneficiary	6.2(a)
Computer Sciences GS Deferred Compensation Plan	6.2(a)
Computer Sciences GS Employee Option	4.2(c)
Computer Sciences GS Nonqualified Plan	6.1(a)
Computer Sciences GS Nonqualified Plan Beneficiaries	6.1(a)
Computer Sciences GS FSA	7.3(a)
Computer Sciences GS HSA	7.3(b)
Computer Sciences GS 401(k) Plan	5.1
Computer Sciences GS 401(k) Plan Beneficiaries	5.2
Computer Sciences GS RSUs	4.3(a)
Computer Sciences GS Bonus Plans	4.7(a)
Computer Sciences GS Welfare Plan Participants	7.1
MAP Beneficiaries	5.3(a)
FICA	3.1(g)
FSA Participation Period	7.3(a)(i)
FUTA	3.1(g)
HSA Participation Period	7.3(b)
Master Separation and Distribution Agreement	Recitals
Parties	Preamble
Party	Preamble

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This EMPLOYEE MATTERS AGREEMENT (this “Agreement”) is entered into as of November [●], 2015 by and between Computer Sciences Corporation, a Nevada corporation (“CSC”) and Computer Sciences Government Services Inc., a Nevada corporation (“Computer Sciences GS”). CSC and Computer Sciences GS are also referred to in this Agreement individually as a “Party” and collectively as the “Parties.”
WHEREAS:

(A)	CSC, acting through its direct and indirect Subsidiaries, currently conducts the CSC Business and the Computer Sciences GS Business;

(B)
the Board of Directors of CSC (the “Board”) has determined that it would be appropriate, desirable and in the best interests of CSC and the stockholders of CSC to separate CSC into two separate, publicly traded companies, one for each of (i) the CSC Business, which shall be owned and conducted, directly or indirectly, by CSC and (ii) the Computer Sciences GS Business, which shall be owned and conducted, directly or indirectly, by Computer Sciences GS;

(C)
CSC and Computer Sciences GS have entered into the Master Separation and Distribution Agreement by and between CSC and Computer Sciences GS dated as of [●], 2015 (the “Master Separation and Distribution Agreement”), in connection with the separation of the Computer Sciences GS Business from CSC and the Distribution of Computer Sciences GS Common Stock to stockholders of CSC;

(D)
the Master Separation and Distribution Agreement also provides for the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the separation of Computer Sciences GS and its subsidiaries from CSC;

(E)
effective July 4, 2015, the employment of certain individuals who work in or are assigned to the Computer Sciences GS Business was assigned and transferred to a wholly owned subsidiary of CSC, pursuant to the terms and conditions of an Assignment Agreement dated as of [●], 2015; and

(F)
in order to ensure an orderly transition under the Master Separation and Distribution Agreement, it will be necessary for the Parties to allocate between them Assets, Liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs, and certain other employment matters.

NOW, THEREFORE, in consideration of and subject to the premises and the mutual agreements, terms and conditions herein contained, the benefits to be derived therefrom and other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	DEFINITIONS

1.1	Definitions
As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1.

(a)	“Adjusted CSC Employee Option” has the meaning set forth in Section 4.2(b).

(b)	“Adjusted CSC PSU” has the meaning set forth in Section 4.4(b).

(c)	“Affiliate” has the meaning set forth in the Master Separation and Distribution Agreement.

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(d)	“Agreement” means this Employee Matters Agreement, together with all amendments, modifications, and changes hereto entered into pursuant to Section 11.9.

(e)	“Assets” has the meaning set forth in the Master Separation and Distribution Agreement.

(f)	“Benefit Management Records” has the meaning set forth in Section 3.3(b).

(g)
“Benefit Plan” means any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement providing for benefits, perquisites or compensation of any nature to any Employee, or to any family member, dependent, or beneficiary of any such Employee, including pension plans, thrift plans, deferred compensation plans, supplemental pension plans and welfare plans, and contracts, agreements, policies, practices, programs, plans, trusts, commitments and arrangements providing for terms of employment, fringe benefits, severance benefits, change in control protections or benefits, travel and accident, life, disability and accident insurance, tuition reimbursement, travel reimbursement, vacation, sick, personal or bereavement days, leaves of absences and holidays of CSC or Computer Sciences GS, as applicable.

(h)	“Board” has the meaning set forth in the recitals of this Agreement.

(i)	“Business Days” means any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by Law to be closed in New York City or Virginia.

(j)	“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Section 601 et seq. of ERISA and at Section 4980B of the Code.

(k)	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury.

(l)	“Computer Sciences GS” has the meaning set forth in the preamble to this Agreement.

(m)	“Computer Sciences GS Benefit Plan” means any Benefit Plan sponsored or maintained by a member of the Computer Sciences GS Group immediately following the Effective Time.

(n)	“Computer Sciences GS Bonus Plans” has the meaning set forth in Section 4.7(a).

(o)	“Computer Sciences GS Business” has the meaning set forth in the Master Separation and Distribution Agreement.

(p)	“Computer Sciences GS Common Stock” means the common stock, par value $0.01 per share, of Computer Sciences GS.

(q)	“Computer Sciences GS Deferred Compensation Plan Beneficiary” has the meaning set forth in Section 6.2(a).

(r)	“Computer Sciences GS Deferred Compensation Plan” has the meaning set forth in Section 6.2(a).

(s)	“Computer Sciences GS Director” means any individual who is a non-employee member of the board of directors of Computer Sciences GS immediately after the Effective Time.

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(t)	“Computer Sciences GS Employee Option” has the meaning set forth in Section 4.2(c).

(u)	“Computer Sciences GS Entity” means any member of the Computer Sciences GS Group.

(v)
“Computer Sciences GS Equity Plan” means the plan adopted by Computer Sciences GS prior to the Effective Time and approved by the sole stockholder of Computer Sciences GS, under which the Computer Sciences GS equity-based awards described in Section 4 shall be issued.

(w)	“Computer Sciences GS FSA” has the meaning set forth in Section 7.3(a).

(x)	“Computer Sciences GS Group” has the meaning set forth in the Master Separation and Distribution Agreement.

(y)
“Computer Sciences GS Group Employee” means any individual who is employed by a member of the Computer Sciences GS Group immediately prior to the Effective Time or whose employment will be transferred from the CSC Group to the Computer Sciences GS Group as of the Effective Time.

(z)	“Computer Sciences GS HSA” has the meaning set forth in Section 7.3(b).

(aa)	“Computer Sciences GS Nonqualified Plans” has the meaning set forth in Section 6.1(a).

(bb)	“Computer Sciences GS Nonqualified Plan Beneficiaries” has the meaning set forth in Section 6.1(a).

(cc)	“Computer Sciences GS Option” means a Computer Sciences GS Employee Option.

(dd)
“Computer Sciences GS Post-Distribution Stock Value” means the average closing per share price of Computer Sciences GS Common Stock over the five (5) trading days immediately following the Distribution Date, or such other basis as CSC may determine based on publicly available share price determinations over a period of not more than ten (10) days.

(ee)	“Computer Sciences GS Proportionate Value” means the Computer Sciences GS Post-Distribution Stock Value multiplied by the Distribution Ratio.

(ff)	“Computer Sciences GS PSU” has the meaning set forth in Section 4.4(b).

(gg)	“Computer Sciences GS Ratio” means the quotient obtained by dividing the Computer Sciences GS Post-Distribution Stock Value by the CSC Pre-Distribution Stock Value.

(hh)	“Computer Sciences GS 401(k) Plan” has the meaning set forth in Section 5.1.

(ii)	“Computer Sciences GS 401(k) Plan Beneficiaries” has the meaning set forth in Section 5.2.

(jj)	“Computer Sciences GS RSUs” has the meaning set forth in Section 4.3(a).

(kk)
“Computer Sciences GS Value Ratio” means (i) the Computer Sciences GS Proportionate Value divided by (ii)(A) the Computer Sciences GS Proportionate Value plus (B) the CSC Post-Distribution Stock Value.

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(ll)	“Computer Sciences GS Welfare Plan” means any Welfare Plan sponsored or maintained by any one or more members of the Computer Sciences GS Group following the Effective Time.

(mm)	“Computer Sciences GS Welfare Plan Participants” has the meaning set forth in Section 7.1.

(nn)	“CSC” has the meaning set forth in the preamble to this Agreement.

(oo)
“CSC Benefit Plan” means any Benefit Plan sponsored or maintained by a member of the CSC Group immediately prior to the Effective Time, excluding any such Benefit Plan that becomes a Computer Sciences GS Benefit Plan.

(pp)	“CSC Bonus Plans” means the CSC Employee Incentive Compensation Plan, the CSC Sales Incentive Compensation Plan and the CSC Program Management Incentive Plan.

(qq)	“CSC Business” has the meaning set forth in the Master Separation and Distribution Agreement.

(rr)	“CSC Common Stock” means the common stock, par value $0.01 per share, of CSC.

(ss)	“CSC Deferred Compensation Plan” means the CSC Deferred Compensation Plan.

(tt)	“CSC Director” means any individual who is or was previously a non-employee member of the board of directors of CSC.

(uu)	“CSC Director RSUs” means any CSC RSUs granted to a CSC Director under the CSC Equity Plans.

(vv)	“CSC Entity” means any member of the CSC Group.

(ww)	“CSC Equity Plans” means the CSC 2007 Employee Incentive Plan, the CSC 2011 Omnibus Incentive Plan and the 2010 Non-Employee Director Incentive Plan.

(xx)	“CSC Group” has the meaning set forth in the Master Separation and Distribution Agreement.

(yy)	“CSC Group Employee” means any individual who is employed by a member of the CSC Group immediately prior to the Effective Time, excluding any Computer Sciences GS Group Employee.

(zz)	“CSC OPEB Plan” means any Welfare Plan that provides post-employment welfare benefits (i.e., any retiree medical and/or life benefits) maintained by any member of the CSC Group.

(aaa)	“CSC Options” means exercisable and non-exercisable options to purchase shares of CSC Common Stock granted pursuant to the CSC Equity Plans.

(bbb)
“CSC Post-Distribution Stock Value” means the average closing per share price of CSC Common Stock over the five (5) trading days immediately following the Distribution Date, or such other basis as CSC may determine based on publicly available share price determinations over a period of not more than ten (10) days.

(ccc)	“CSC Pre-Distribution Stock Value” means the average closing per share price of CSC Common Stock over the five trading days ending on the Distribution Date based on “regular way” trading

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on the NYSE during Regular Trading Hours, or such other basis as CSC may determine based on publicly available share price determinations over a period of not more than 10 days.

(ddd)	“CSC Ratio” means the quotient obtained by dividing the CSC Post-Distribution Stock Value by the CSC Pre- Distribution Stock Value.

(eee)	“CSC RSUs” means restricted stock units granted under the CSC Equity Plans, other than PSUs.

(fff)	“CSC Value Ratio” means (i) the CSC Post-Distribution Stock Value divided by (ii)(A) the Computer Sciences GS Proportionate Value plus (B) the CSC Post-Distribution Stock Value.

(ggg)	“CSC Welfare Plan” means any Welfare Plan sponsored or maintained by any one or more members of the CSC Group as of immediately prior to the Effective Time.

(hhh)	“Distribution” has the meaning set forth in the Master Separation and Distribution Agreement.

(iii)	“Distribution Date” has the meaning set forth in the Master Separation and Distribution Agreement.

(jjj)	“Distribution Ratio” means the quotient obtained by dividing one share of Computer Sciences GS Common Stock by [●] shares of CSC Common Stock.

(kkk)	“Effective Time” means the effective time of the Distribution.

(lll)	“Employee” means any CSC Group Employee, Former CSC Group Employee or Computer Sciences GS Group Employee.

(mmm)	“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

(nnn)	“FICA” has the meaning set forth in Section 3.1(g).

(ooo)	“FMLA” means the U.S. Family and Medical Leave Act, as amended, and the regulations promulgated thereunder.

(ppp)	“Form 10” has the meaning set forth in the Master Separation and Distribution Agreement.

(qqq)
“Former CSC Group Employee” means all former employees of CSC or any of its Subsidiaries who have an employment end date on or before the Effective Time, excluding all Computer Sciences GS Group Employees.

(rrr)	“FSA Participation Period” has the meaning set forth in Section 7.3(a)(i).

(sss)	“FUTA” has the meaning set forth in Section 3.1(g).

(ttt)	“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

(uuu)	“HRA Participation Period” has the meaning set forth in Section 7.3(c)(i).

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(vvv)	“HSA Participation Period” has the meaning set forth in Section 7.3(b).

(www)	“IRS” means the Internal Revenue Service.

(xxx)	“Law” has the meaning set forth in the Master Separation and Distribution Agreement.

(yyy)	“Liabilities” has the meaning set forth in the Master Separation and Distribution Agreement.

(zzz)	“Lost Dividend Amount” has the meaning set forth in Section 4.3(b).

(aaaa)	“MAP” means the CSC Matched Asset Plan.

(bbbb)	“MAP Beneficiaries” has the meaning set forth in Section 5.3(a).

(cccc)	“Master Pension Trust” has the meaning set forth in Section 5.6(a) of this Agreement.

(dddd)	“Master Separation and Distribution Agreement” has the meaning set forth in the recitals to this Agreement.

(eeee)	“NYSE” means the New York Stock Exchange.

(ffff)	“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

(gggg)	“PAE” has the meaning set forth in Section 5.6(d) of this Agreement.

(hhhh)	“Person” has the meaning set forth in the Master Separation and Distribution Agreement.

(iiii)	“Privacy Contract” means any contract entered into in connection with applicable privacy protection Laws or regulations.

(jjjj)	“PSUs” means performance share awards or performance share units, as applicable, issued under the CSC Equity Plans.

(kkkk)	“Regular Trading Hours” means the period beginning at 9:30 A.M. New York City time and ending at 4:00 P.M. New York City time.

(llll)	“Securities Act” means the Securities Exchange Act of 1934.

(mmmm)	“Subsidiary” has the meaning set forth in the Master Separation and Distribution Agreement.

(nnnn)	“Tax” has the meaning set forth in the Master Separation and Distribution Agreement.

(oooo)
“Trading Day” means the period of time during any given calendar day, commencing with the determination of the opening price on the NYSE and ending with the determination of the closing price on the NYSE, in which trading and settlement in shares of CSC Common Stock or Computer Sciences GS Common Stock is permitted on the NYSE.

(pppp)	“Transition Services Agreement” has the meaning set forth in the Master Separation and Distribution Agreement.

(qqqq)	“U.S.” means the United States of America.

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(rrrr)	“VEBA” means any CSC OPEB Plan trust which is intended to be a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code.

(ssss)	“WARN” means the U.S. Worker Adjustment and Retraining Notification Act, as amended, and the regulations promulgated thereunder, and any applicable state or local Law equivalent.

(tttt)
“Welfare Plan” means, where applicable, a “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, to any Employee, or to any family member, dependent or beneficiary of any such Employee, including any other plan offering health benefits (including medical, prescription drug, dental, vision, and mental health and substance abuse), disability benefits, or life, accidental death and disability, and business travel insurance, pre-tax premium conversion benefits, dependent care assistance programs, employee assistance programs, paid time off programs, contribution funding toward a health savings account, flexible spending accounts, or cashable credits of CSC or Computer Sciences GS, as applicable.

1.2	Interpretation
In this Agreement, unless the context clearly indicates otherwise:

(a)	words used in the singular include the plural and words used in the plural include the singular;

(b)	if a word or phrase is defined in this Agreement, its other grammatical forms, as used in this Agreement, shall have a corresponding meaning;

(c)	reference to any gender includes the other gender and the neuter;

(d)	the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(e)	the words “shall” and “will” are used interchangeably and have the same meaning;

(f)	the word “or” shall have the inclusive meaning represented by the phrase “and/or”;

(g)	relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;

(h)	all references to a specific time of day in this Agreement shall be based upon Eastern Standard Time or Eastern Daylight Saving Time, as applicable, on the date in question;

(i)	whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified;

(j)
accounting terms used herein shall have the meanings historically ascribed to them by CSC and its Subsidiaries, including Computer Sciences GS for this purpose, in its and their internal accounting and financial policies and procedures in effect immediately prior to the date of this Agreement;

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(k)
reference to any Article or Section means such Article or Section of this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

(l)
the words “this Agreement,” “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision of this Agreement;

(m)
the term “commercially reasonable efforts” means efforts which are commercially reasonable to enable a Party, directly or indirectly, to satisfy a condition to or otherwise assist in the consummation of a desired result and that do not require the performing Party to expend funds or assume Liabilities other than expenditures and Liabilities that are customary and reasonable in nature and amount in the context of a series of related transactions similar to the Distribution;

(n)
reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by this Agreement;

(o)
reference to any Law (including statutes and ordinances) means such Law (including any and all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(p)
references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; a reference to such Person’s “Affiliates” shall be deemed to mean such Person’s Affiliates following the Distribution and any reference to a third party shall be deemed to mean a Person who is not a Party or an Affiliate of a Party;

(q)	unless otherwise specified in this Agreement, all references to dollar amounts herein shall be in respect of lawful currency of the U.S.;

(r)
the titles to Articles and headings of Sections contained in this Agreement and in the table of contents to this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement; and

(s)
any portion of this Agreement obligating a Party to take any action or refrain from taking any action, as the case may be, shall mean that such Party shall also be obligated to cause its relevant Subsidiaries to take such action or refrain from taking such action, as the case may be.

2.	GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

2.1	General Principles
Each member of the CSC Group and each member of the Computer Sciences GS Group shall take any and all reasonable action as shall be necessary or appropriate so that active participation in the CSC Benefit Plans by all Computer Sciences GS Group Employees shall terminate in connection with the Distribution as and when provided under this Agreement (or if not specifically provided under this Agreement, as of the Effective Time); provided that with respect to any CSC Welfare Plan, Computer Sciences GS Group

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Employees shall continue active participation for a period of time following the Effective Time, as provided in Section 7.1.

(t)
Except as otherwise provided in this Agreement, effective as of the Effective Time, one or more members of the Computer Sciences GS Group (as determined by Computer Sciences GS) shall assume or continue the sponsorship of, and no member of the CSC Group shall have any further Liability with respect to or under, and Computer Sciences GS shall indemnify each member of the CSC Group, and the officers, directors, and employees of each member of the CSC Group, and hold them harmless with respect to any and all:

(i)	individual agreements entered into between any member of the CSC Group and any Computer Sciences GS Group Employee;

(ii)
agreements entered into between any member of the CSC Group and any individual who is an independent contractor to the extent that any such Liability relates to services provided for the business activities of the Computer Sciences GS Group;

(iii)
wages, salaries, incentive compensation (as the same may be modified by this Agreement), commissions, bonuses, and any other employee compensation or benefits payable to or on behalf of any Computer Sciences GS Group Employees after the Distribution Date, with respect to such wages, salaries, incentive compensation, commissions, bonuses, or other employee compensation or benefits earned after the Distribution Date;

(iv)
moving expenses and obligations related to relocation, repatriation, transfers or similar items incurred by or owed to any Computer Sciences GS Group Employees, but only to the extent such items are incurred after the Distribution Date;

(v)	immigration-related, visa, work application or similar rights, obligations and Liabilities related to any Computer Sciences GS Group Employees; and

(vi)
Liabilities and obligations whatsoever with respect to claims made by or with respect to any Computer Sciences GS Group Employees in connection with any employee benefit plan, program or policy not otherwise retained or assumed by any member of the CSC Group pursuant to this Agreement, including such Liabilities relating to actions or omissions of or by any member of the Computer Sciences GS Group or any officer, director, employee or agent thereof on or prior to the Distribution Date.

(vii)
Except as otherwise provided in this Agreement, effective as of the Effective Time, no member of the Computer Sciences GS Group shall have any further Liability for, and CSC shall indemnify each member of the Computer Sciences GS Group, and the officers, directors, and employees of each member of the Computer Sciences GS Group, and hold them harmless with respect to any and all Liabilities and obligations whatsoever with respect to, claims made by or with respect to any CSC Group Employees or Former CSC Group Employees in connection with any Benefit Plan retained or assumed by any member of the Computer Sciences GS Group pursuant to this Agreement, including such Liabilities relating to actions or omissions of or by any member of the CSC Group or any officer, director, employee or agent thereof on, prior to or after the Distribution Date.

2.2	Service Credit

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(a)
Service for Eligibility, Vesting, and Benefit Purposes. Except as otherwise provided in any other provision of this Agreement, the Computer Sciences GS Benefit Plans shall, and Computer Sciences GS shall cause each member of the Computer Sciences GS Group to, recognize each Computer Sciences GS Group Employee’s full service history with the CSC Group for purposes of eligibility, vesting, determination of level of benefits and, to the extent applicable, benefit accruals under any Computer Sciences GS Benefit Plan for such Computer Sciences GS Group Employee’s service with any member of the CSC Group on or prior to the Effective Time to the same extent such service would be credited under the CSC Benefit Plans. Notwithstanding the foregoing, except as otherwise specifically set forth below or in the applicable Benefit Plan document, service with any member of the CSC Group from and after the Distribution shall not be taken into account for any purpose under any Benefit Plan sponsored and maintained by the Computer Sciences GS Group. Similarly, except as otherwise specifically set forth below or in the applicable Benefit Plan document, service with any member of the Computer Sciences GS Group from and after the Distribution shall not be taken into account for any purpose under any Benefit Plan sponsored and maintained by the CSC Group.

(b)
Evidence of Prior Service. Notwithstanding anything to the contrary, but subject to applicable Law, upon reasonable request by one Party to the other Party, the first Party will provide to the other Party copies of any records available to the first Party to document such service, plan participation and membership of such Employees and cooperate with the first Party to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to any Employee.

2.3	Plan Administration

(a)
Transition Services. The Parties acknowledge that the CSC Group or the Computer Sciences GS Group may provide administrative services for certain of the other Party’s benefit programs for a transitional period under the terms of the Transition Services Agreement. The Parties agree to enter into a business associate agreement (if required by HIPAA or other applicable health information privacy Laws) in connection with such Transition Services Agreement.

(b)
Participant Elections and Beneficiary Designations. All participant elections and beneficiary designations made under any Benefit Plan sponsored by a member of the CSC Group prior to the Effective Time with respect to which Assets or Liabilities are transferred or allocated to plans maintained by a member of the Computer Sciences GS Group in accordance with this Agreement shall continue in effect under the applicable Computer Sciences GS plan, including deferral, investment and payment form elections, dividend elections, coverage options and levels, beneficiary designations and the rights of alternate payees under qualified domestic relations orders, to the extent allowed by applicable Law.

(c)
No Duplication or Acceleration of Benefits. Notwithstanding anything to the contrary in this Agreement, the Master Separation and Distribution Agreement or any other contractual agreement or arrangement, no participant in any Computer Sciences GS Benefit Plan shall receive benefits that duplicate benefits provided by the corresponding CSC Benefit Plan or arrangement. Furthermore, unless expressly provided for in this Agreement, the Master Separation and Distribution Agreement or in any other contractual agreement or arrangement or required by applicable Law, no provision in this Agreement shall be construed to create any right to accelerate vesting or entitlements to any compensation or Benefit Plan on the part of any CSC Group Employee, Former CSC Group Employee or Computer Sciences GS Group Employee.

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(d)
No Expansion of Participation. Unless otherwise expressly provided in this Agreement, as otherwise determined or agreed to by CSC and Computer Sciences GS, as required by applicable Law, or as explicitly set forth in a Computer Sciences GS Benefit Plan, a Computer Sciences GS Group Employee shall be entitled to participate in the Computer Sciences GS Benefit Plans only to the extent that such Employee was entitled to participate in the corresponding CSC Benefit Plan as in effect immediately prior to the Effective Time, it being the intent of the Parties that this Agreement not result in any expansion of the number of Computer Sciences GS Group Employees participating or the participation rights therein that they had prior to the Effective Time.

2.4	Severance
CSC shall have no Liability or obligation under any CSC severance plan or policy with respect to Computer Sciences GS Group Employees who did not have a termination event prior to the Effective Time giving rise to severance. Subject to any obligations under any individual agreement or collective bargaining agreement, CSC shall remain liable for all severance to be paid to any Computer Sciences GS Group Employee if and to the extent the events giving rise to the severance payments occurred prior to the Effective Time and Computer Sciences GS Group shall be liable for all severance to be paid to any Computer Sciences GS Group Employee if and to the extent the events giving rise to the severance payments occur on or following the Effective Time.

3.	ASSIGNMENT OF EMPLOYEES

3.1	Active Employees

(c)
Computer Sciences GS Group Employees. Except as otherwise set forth in this Agreement, effective not later than immediately following the Effective Time, the employment of each Computer Sciences GS Group Employee shall be continued by a member of the Computer Sciences GS Group or shall be assigned and transferred to a member of the Computer Sciences GS Group (in each case, with such member as determined by Computer Sciences GS). Each of the Parties agrees to execute, and to seek to have the applicable employees execute, such documentation, if any, as may be necessary to reflect such assignments and transfers.

(d)
CSC Group Employees. Except as otherwise set forth in this Agreement, effective not later than immediately following the Effective Time, the employment of each CSC Group Employee shall be continued by a member of the CSC Group or shall be assigned and transferred to a member of the CSC Group (in each case as determined by CSC). Each of the Parties agrees to execute, and to seek to have the applicable employees execute, such documentation, if any, as may be necessary to reflect such assignments and transfers.

(e)
At-Will Status. Notwithstanding the above or any other provision of this Agreement, nothing in this Agreement shall create any obligation on the part of any member of the CSC Group or any member of the Computer Sciences GS Group to (i) continue the employment of any Employee or permit the return from a leave of absence for any period following the date of this Agreement or the Effective Time (except as required by applicable Law) or (ii) change the employment status of any Employee from “at will,” to the extent such Employee is an “at will” employee under applicable Law.

(f)
Assumption. Upon and following the Effective Time, Computer Sciences GS Group shall assume and agree to be bound by all the terms and provisions of the collective bargaining agreements listed on Exhibit A.

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(g)
Severance. The Parties acknowledge and agree that the Distribution and the assignment, transfer or continuation of the employment of Employees as contemplated by this Section 3.1 shall not be deemed a severance of employment of any Employee for purposes of this Agreement or any Benefit Plan of any member of the CSC Group or any member of the Computer Sciences GS Group.

(h)
Not a Change of Control/Change in Control. The Parties acknowledge and agree that neither the consummation of the Distribution nor any transaction in connection with the Distribution shall be deemed a “change of control,” “change in control,” or term of similar import for purposes of any Benefit Plan of any member of the CSC Group or any member of the Computer Sciences GS Group.

(i)
Payroll and Related Taxes. With respect to the portion of the tax year occurring prior to and including the Effective Time, CSC will (i) be responsible for all payroll obligations, tax withholding and reporting obligations and (ii) furnish a Form W-2 or similar earnings statement to all Computer Sciences GS Group Employees for such period. With respect to the remaining portion of such tax year, Computer Sciences GS will (A) be responsible for all payroll obligations, tax withholding, and reporting obligations regarding Computer Sciences GS Group Employees and (B) furnish a Form W-2 or similar earnings statement to all Computer Sciences GS Group Employees. With respect to each Computer Sciences GS Group Employee, CSC and Computer Sciences GS shall, and shall cause their respective Affiliates to (to the extent permitted by applicable Law and practicable) (1) treat Computer Sciences GS (or the applicable Computer Sciences GS Entity) as a “successor employer” and CSC (or the applicable CSC Entity) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, to the extent appropriate, for purposes of taxes imposed under the United States Federal Insurance Contributions Act, as amended (“FICA”), or the United States Federal Unemployment Tax Act, as amended (“FUTA”), (2) cooperate with each other to avoid, to the extent possible, the restart of FICA and FUTA upon or following the Effective Time with respect to each such Computer Sciences GS Group Employee for the tax year during which the Effective Time occurs, and (3) file tax returns, exchange wage payment information, and report wage payments made by the respective predecessor and successor employer on separate IRS Forms W-2 or similar earnings statements to each such Computer Sciences GS Group Employee for the tax year in which the Effective Time occurs, in a manner provided in Section 4.02(l) of Revenue Procedure 2004-53.

(j)
Employment Contracts; Expatriate Obligations. Computer Sciences GS will assume and honor, or will cause a Computer Sciences GS Entity to assume and honor, any agreements to which any Computer Sciences GS Group Employee is party with either any CSC Entity or any joint venture with a CSC Entity, including any (i) employment contract, (ii) retention, severance or change of control arrangement, or (iii) expatriate (including any international assignee) contract or arrangement (including agreements and obligations regarding repatriation, relocation, equalization of taxes and living standards in the host country). For purposes of the retention agreements, a transfer of employment to Computer Sciences GS Group will not be deemed a termination of employment. Any reference to employment with a CSC Entity will be deemed to be a reference to employment with Computer Sciences GS Group. In the event that an employee is obliged under a retention agreement to return all or part of a retention award upon the employee’s termination of employment, the employee’s employer at the time shall be entitled to receive the repayment of such award.

3.2	Employment Law Obligations

(e)
WARN. After the Effective Time, (i) CSC shall be responsible for providing any necessary WARN notice (and meeting any similar state Law notice requirements) with respect to any termination of employment of any CSC Group Employee and (ii) Computer Sciences GS shall be responsible for providing any

13

necessary WARN notice (and meeting any similar state Law notice requirements) with respect to any termination of employment of any Computer Sciences GS Group Employee.

(f)
Compliance With Employment Laws. At and after the Effective Time, (i) each member of the CSC Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related Laws and requirements relating to the employment of CSC Group Employees and the treatment of any applicable Former CSC Group Employees in respect of their former employment and (ii) each member of the Computer Sciences GS Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related Laws and requirements relating to the employment of Computer Sciences GS Group Employees.

3.3	Employee Records

(a)
Sharing of Information. Subject to any limitations imposed by applicable Law, CSC and Computer Sciences GS (acting directly or through members of the CSC Group or the Computer Sciences GS Group, respectively) shall provide to the other and their respective agents and vendors all information necessary for the Parties to perform their respective duties under this Agreement. The Parties also hereby agree to enter into any business associate arrangements that may be required for the sharing of any information pursuant to this Agreement to comply with the requirements of HIPAA.

(b)
Transfer of Personnel Records and Authorization. Subject to any limitation imposed by applicable Law, on the Distribution Date, CSC shall transfer and assign to Computer Sciences GS all personnel records, all immigration documents, including I-9 forms and work authorizations, all payroll deduction authorizations and elections, whether voluntary or mandated by Law, including but not limited to W-4 forms and deductions for benefits under the applicable Computer Sciences GS Benefit Plan and all absence management records, FMLA records, insurance beneficiary designations, flexible spending account enrollment confirmations, and attendance and return to work information (“Benefit Management Records”) relating to Computer Sciences GS Welfare Plan Participants. Subject to any limitations imposed by applicable Law, CSC, however, may retain originals of, copies of, or access to, personnel records, immigration records, payroll forms and Benefit Management Records as long as necessary to provide services to Computer Sciences GS (acting on its behalf pursuant to the Transition Services Agreement between the Parties entered into as of the date of this Agreement). Immigration records will, if and as appropriate, become a part of Computer Sciences GS’s public access file. Computer Sciences GS will use personnel records, payroll forms and Benefit Management Records for lawful purposes only, including calculation of withholdings from wages and personnel management. It is understood that following the Distribution Date, CSC records so transferred and assigned may be maintained by Computer Sciences GS (acting directly or through one of its Subsidiaries) pursuant to Computer Sciences GS’s applicable records retention policy.

(c)
Access to Records. To the extent not inconsistent with this Agreement and any applicable privacy protection Laws or regulations or Privacy Contracts, reasonable access to Employee-related records after the Distribution Date will be provided to members of the CSC Group and members of the Computer Sciences GS Group pursuant to the terms and conditions of Section 8.2(b) of the Master Separation and Distribution Agreement. In addition, notwithstanding anything to the contrary, Computer Sciences GS shall provide CSC with reasonable access to those records necessary for its administration of any plans or programs on behalf of CSC Group Employees and Former CSC Group Employees after the Distribution Date as permitted by any applicable privacy protection Laws or regulations or Privacy Contracts. CSC shall also

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be permitted to retain copies of all restrictive covenant agreements with any Computer Sciences GS Group Employee in which any member of the CSC Group has a valid business interest. In addition, CSC shall provide Computer Sciences GS with reasonable access to those records necessary for its administration of any plans or programs on behalf of Computer Sciences GS Group Employees after the Distribution Date as permitted by any applicable privacy protection Laws or regulations or Privacy Contracts. Computer Sciences GS shall also be permitted to retain copies of all restrictive covenant agreements with any CSC Group Employee or Former CSC Group Employee in which any member of the Computer Sciences GS Group has a valid business interest.

(d)
Maintenance of Records. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all Employee-related information, CSC and Computer Sciences GS shall comply with all applicable Laws, regulations and internal policies, and shall indemnify and hold harmless each other from and against any and all Liabilities, claims, actions, and damages that arise from a failure (by the indemnifying party or its Subsidiaries or their respective agents) to so comply with all applicable Laws, regulations, Privacy Contracts and internal policies applicable to such information.

(e)
Confidentiality. Except as otherwise set forth in this Agreement, all records and data relating to Employees shall, in each case, be subject to the confidentiality provisions of the Master Separation and Distribution Agreement and any other applicable agreement and applicable Law, and the provisions of this Section 3.3 shall be in addition to, and not in derogation of, the provisions of the Master Separation and Distribution Agreement governing confidential information, including Section 8.5 of the Master Separation and Distribution Agreement.

(f)
Cooperation. Each Party shall use commercially reasonable efforts to cooperate to share, retain, and maintain data and records that are necessary or appropriate to further the purposes of this Section 3.3 and for each Party to administer its respective Benefit Plans to the extent consistent with this Agreement and applicable Law, and each Party agrees to cooperate as long as is reasonably necessary to further the purposes of this Section 3.3. Except as provided under any contractual agreement or arrangement, no Party shall charge another Party a fee for such cooperation.

4.	EQUITY AND INCENTIVE COMPENSATION PLANS

4.1	General Principles

(g)
CSC and Computer Sciences GS shall take any and all reasonable actions as shall be necessary and appropriate to further the provisions of this Section 4, including, to the extent practicable, providing written notice or similar communication to each Employee who holds one or more awards granted under the CSC Equity Plans informing such Employee of (i) the actions contemplated by this Section 4 with respect to such awards and (ii) whether (and during what time period) any “blackout” period shall be imposed upon holders of awards granted under the CSC Equity Plans during which time awards may not be exercised or settled, as the case may be.

(h)
Following the Effective Time, a grantee who has outstanding awards under the CSC Equity Plans and/or replacement awards under the Computer Sciences GS Equity Plan shall be considered to have been employed by the applicable plan sponsor before and after the Effective Time for purposes of (i) vesting and (ii) determining the date of termination of employment as it applies to any such award. Neither the transfer of employment or service to a Computer Sciences GS Entity nor the Distribution shall constitute a “Termination” under the CSC Equity Plans.

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(i)
No award described in this Section 4, whether outstanding or to be issued, adjusted, substituted or cancelled by reason of or in connection with the Distribution, shall be adjusted, settled, cancelled, or become exercisable, until in the judgment of the administrator of the applicable plan or program such action is consistent with all applicable Laws, including federal securities Laws. Any period of exercisability will not be extended on account of a period during which such an award is not exercisable pursuant to the preceding sentence.

(j)
The adjustment or conversion of CSC Options, CSC RSUs and CSC PSUs shall be effected in a manner that is intended to avoid the imposition of any accelerated, additional, penalty or other taxes on the holders thereof pursuant to Section 409A of the Code.

(k)
The Parties shall not change the manner in which CSC Options, CSC RSUs or CSC PSUs are adjusted at the Effective Time if such change could reasonably be expected to materially increase the liability of Computer Sciences GS, or the aggregate potential dilution of the holders of Computer Sciences GS Common Stock, under this Section 4.

4.2	Employee Stock Options

(g)
General Principles. The adjustments provided for in this Section 4.2 with respect to the CSC Options and Computer Sciences GS Options are intended to be effected in a manner compliant with Section 424(a) of the Code.

(h)
CSC Options. Each outstanding CSC Option other than any CSC Option granted in fiscal year 2016, regardless of by whom held, whether vested or unvested, shall be converted on the Distribution Date into both an option to purchase CSC Common Stock issued under the CSC Equity Plan (each such option, an “Adjusted CSC Employee Option”) and an option to purchase Computer Sciences GS Common Stock issued under the Computer Sciences GS Equity Plan (each such option, a “Computer Sciences GS Employee Option”) and shall, except as otherwise provided in this Section 4.2, be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding CSC Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(i)
the number of shares of CSC Common Stock subject to each such Adjusted CSC Employee Option shall be equal (A) the number of shares of CSC Common Stock subject to the corresponding CSC Option immediately prior to the Effective Time multiplied by (B) a ratio, the numerator of which shall equal the sum of the portion of the aggregate $10.50 special dividend paid by CSC and the CSC Post-Distribution Stock Value, and denominator of which shall be the CSC Post-Distribution Stock Value, with any fractional share rounded down to the nearest whole share;

(ii)
the number of shares of Computer Sciences GS Common Stock subject to each such Computer Sciences GS Employee Option shall be equal to (A) the number of shares of CSC Common Stock subject to the corresponding CSC Option immediately prior to the Effective Time multiplied by (B) a ratio, the numerator of which shall equal the sum of the portion of the aggregate $10.50 special dividend paid by Computer Sciences GS and the Computer Sciences GS Post-Distribution Stock Value, and denominator of which shall be the Computer Sciences GS Post-Distribution Stock Value, with any fractional share rounded down to the nearest whole share;

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(iii)
the per-share exercise price of each such Adjusted CSC Employee Option shall be equal to (A) the per-share exercise price of the corresponding CSC Option immediately prior to the Effective Time multiplied by (B) the CSC Ratio, rounded up to the nearest whole cent; and

(iv)
the per-share exercise price of each such Computer Sciences GS Employee Option shall be equal to (A) the per-share exercise price of the corresponding CSC Option immediately prior to the Effective Time multiplied by (B) the Computer Sciences GS Ratio, rounded up to the nearest whole cent.

(i)
Vesting of Options. Each outstanding CSC Option, regardless of by whom held, at the Effective Time shall (i) with respect to any CSC Option granted in fiscal year 2014, be vested in full immediately following the Effective Time and (ii) with respect to any CSC Option granted in fiscal year 2015, be vested 2/3 immediately following the Effective Time, with the remaining unvested 1/3 to vest fifty percent (50%) in May 2016 and fifty percent (50%) in May 2017 pursuant to the terms of the CSC Equity Plan and the Computer Sciences GS Equity Plan subject to terms and conditions after the Effective Time that are substantially similar to the terms and conditions applicable to the corresponding CSC Option immediately prior to the Effective Time, and no additional vesting shall occur solely as a result of the Distribution with respect to any CSC Option granted in fiscal year 2016. Notwithstanding the foregoing, CSC Options granted in fiscal year 2015 may, at the discretion of CSC or Computer Sciences GS, as applicable, vest in accordance with the current vesting schedule for such CSC Options.

(j)
CSC Option Granted in Fiscal Year 2016. Each outstanding CSC Option granted in fiscal year 2016 held by a CSC Group Employee or Former CSC Group Employee shall be converted on the Distribution Date into an Adjusted CSC Employee Option, subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding CSC Option immediately prior to the Effective Time, and shall be adjusted pursuant to Section 4.2(d)(i) and (iii) below. Each outstanding CSC Option granted in fiscal year 2016 held by a Computer Sciences GS Group Employee at the Effective Time shall be converted into a Computer Sciences GS Employee Option, subject to terms and conditions after the Effective Time that are substantially similar to the terms and conditions applicable to the corresponding CSC Option immediately prior to the Effective Time, and shall be adjusted pursuant to Section 4.2(d)(ii) and (iv) below.

(i)
The number of shares of CSC Common Stock subject to each such Adjusted CSC Employee Option shall be equal to (A) the number of shares of CSC Common Stock subject to the corresponding CSC Option immediately prior to the Effective Time divided by (B) the CSC Ratio, with any fractional share rounded down to the nearest whole share;

(ii)
the number of shares of Computer Sciences GS Common Stock subject to each such Computer Sciences GS Employee Option shall be equal to (A) the number of shares of CSC Common Stock subject to the corresponding CSC Option immediately prior to the Effective Time divided by (B) the Computer Sciences GS Ratio, with any fractional share rounded down to the nearest whole share;

(iii)
the per-share exercise price of each such Adjusted CSC Employee Option shall be equal to (A) the per-share exercise price of the corresponding CSC Option immediately prior to the Effective Time multiplied by (B) the CSC Ratio, rounded up to the nearest whole cent; and

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(iv)
the per-share exercise price of each such Computer Sciences GS Employee Option shall be equal to (A) the per-share exercise price of the corresponding CSC Option immediately prior to the Effective Time multiplied by (B) the Computer Sciences GS Ratio, rounded up to the nearest whole cent.

4.3	Restricted Stock Units

(a)
Treatment of CSC RSUs. CSC RSUs, regardless of by whom held, shall be replaced at the Effective Time with (i) a CSC RSU, (ii) an award under the Computer Sciences GS Equity Plan of a number of Computer Sciences GS restricted stock units (the “Computer Sciences GS RSUs”) equal to the number of CSC RSUs subject to each grant, and (iii) $10.50 in cash per Computer Sciences GS RSU (with CSC and Computer Sciences GS each contributing a portion of such amount). The $10.50 per share of cash shall vest and be distributed at the same time the shares underlying the corresponding Computer Sciences GS RSU vest and are distributed. The terms and conditions to which the CSC RSUs or the Computer Sciences GS RSUs, as applicable, are subject shall be substantially the same terms and conditions as in effect for the corresponding CSC RSUs immediately prior to the Effective Time.

(b)
Treatment of CSC Director RSUs. CSC Director RSUs granted in fiscal year 2016 (i) shall vest and be settled in shares of CSC common stock with respect to fifty percent (50%) as of the Effective Time, and (ii) with respect to the remaining unvested fifty percent (50%), shall, as of the Effective Time, be replaced with (x) a number of CSC RSUs with respect to a director who remains a director of a CSC Entity following the Effective Time with a grant-date value of $100,000, vesting as of the same date as the original CSC Director RSUs, plus a number of fully vested CSC RSUs with a grant-date value equal to the product of (1) the special dividend of $10.50 per share with respect to Computer Sciences GS common stock (with CSC and Computer Sciences GS each contributing a portion of such amount) multiplied by (2) the number of CSC Director RSUs in which the director vested as of the Effective Time (the “Lost Dividend Amount”), or (y) a number of Computer Sciences GS RSUs with respect to a director who becomes a director of Computer Sciences GS as of the Effective Time with a grant-date value of $80,000, vesting as of the same date as the original CSC Director RSUs, plus a number of fully vested Computer Sciences GS RSUs with a grant-date value equal to the Lost Dividend Amount; or (z) a number of fully-vested CSC RSUs with respect to a director who ceases to be a director of a CSC Entity and who does not become a director of Computer Sciences GS as of the Effective Time with a grant-date value equal to the Lost Dividend Amount. In each case, the number of RSUs granted shall be determined in accordance with the granting entity’s normal grant procedures and the RSUs, except as otherwise provided herein, shall be subject to substantially the same terms and conditions as the original CSC Director RSUs. Notwithstanding the foregoing to the contrary, for any director of a CSC Entity who has elected to defer the settlement of his or her CSC RSU awards for the calendar year in which the Effective Time occurs, (A) fifty percent (50%) of the CSC Director RSUs shall vest as of the Effective Time and shall be converted into both a CSC RSU and a Computer Sciences GS RSU in accordance with the terms described in Section 4.3(a) above, in each case which shall be settled in accordance with the terms of the director’s deferral election, and (B) with respect to any new CSC or Computer Sciences GS RSUs granted to such director pursuant to subsection 4.3(b)(ii)(x), (y) or (z) above, such new RSUs shall (to the extent vested) be settled in accordance with the terms of the director’s deferral election.

4.4	Performance Stock Units.

(a)
As of the Effective Time, each ongoing performance period relating to outstanding PSUs granted under the CSC Equity Plans in fiscal years 2014 and 2015 shall be deemed completed, and any outstanding PSUs

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shall vest and be settled with the achievement of applicable performance measures deemed to have been satisfied at a level of (i) two hundred percent (200%) of target with respect to PSUs granted in fiscal year 2014; fifty percent (50%) of the PSUs granted in fiscal year 2014 had previously vested, and (ii) seventy percent (70%) of target with respect to PSUs granted in fiscal year 2015; twenty-five percent (25%) of the PSUs granted in fiscal year 2015 had previously vested, leaving forty-five percent (45%) of the award to vest immediately prior to the Effective Time. The remaining unvested thirty percent (30%) of target PSUs granted in fiscal year 2015 will be converted into both time-vesting CSC RSUs and time-vesting Computer Sciences GS RSUs, which shall vest fifty percent (50%) in May 2016 and fifty percent (50%) in May 2017, subject to the continued employment of the recipient through the applicable settlement date, and in accordance with all other terms of the original CSC Equity Plan awards, and each of the time-vesting CSC RSUs and time-vesting Computer Sciences GS RSUs will receive the applicable dividend associated with such shares and will vest and be distributed at the same time as the shares underlying the corresponding time-vesting CSC RSUs and time-vesting Computer Sciences GS RSUs vest and are distributed.

(b)
Each outstanding PSU granted in fiscal year 2016 held by a CSC Group Employee shall be converted on the Distribution Date into an adjusted CSC PSU (the “Adjusted CSC PSU”), subject to terms and conditions pursuant to Section 4.4(b)(i) below. Each outstanding CSC PSU granted in fiscal year 2016 held by a Computer Sciences GS Group Employee at the Effective Time shall be converted into a Computer Sciences GS PSU (the “Computer Sciences GS PSU”), subject to terms and conditions pursuant to Section 4.4(b)(ii) below. However, from and after the Effective Time:

(i)
the number of shares of CSC Common Stock subject to each such Adjusted CSC PSU shall be equal to (A) the number of shares of CSC Common Stock subject to the corresponding CSC PSU immediately prior to the Effective Time divided by (B) the CSC Ratio, with any fractional share rounded down to the nearest whole share;

(ii)
the number of shares of Computer Sciences GS Common Stock subject to each such Computer Sciences GS PSU shall be equal to (A) the number of shares of CSC Common Stock subject to the corresponding PSU immediately prior to the Effective Time divided by (B) the Computer Sciences GS Ratio, with any fractional share rounded down to the nearest whole share.

(c)
As of the Effective Time, the performance measures applicable to each outstanding PSUs granted in fiscal year 2016 held by a CSC Group Employee shall be adjusted pursuant to the CSC Equity Plans to provide for new performance criteria following the Distribution Date, as determined by the compensation committee of the Board, in its sole discretion; the performance measures applicable to each outstanding PSUs granted in fiscal year 2016 held by a Computer Sciences GS Group Employee shall be adjusted pursuant to the Computer Sciences GS Equity Plan to provide for new performance criteria following the Distribution Date, as determined by the compensation committee of the Computer Sciences GS Board, in its sole discretion.

4.5	Section 16(b) of the Securities Act; Code Sections 162(m) and 409A

(a)
By approving the adoption of this Agreement, the respective Boards of Directors of each of CSC and Computer Sciences GS intend to exempt from the short-swing profit recovery provisions of Section 16(b) of the Securities Act, by reason of the application of Rule 16b-3 thereunder, all acquisitions and dispositions of equity incentive awards by directors and officers of each of CSC and Computer Sciences GS, and the respective Boards of Directors of CSC and Computer Sciences GS also intend expressly to approve, in respect of any equity-based award, the use of any method for the payment of an exercise price and the

19

satisfaction of any applicable Tax withholding (specifically including the actual or constructive tendering of shares in payment of an exercise price and the withholding of option shares from delivery in satisfaction of applicable Tax withholding requirements) to the extent such method is permitted under the CSC Equity Plans, Computer Sciences GS Equity Plan and any award agreement.

(b)
Notwithstanding anything in this Agreement to the contrary (including the treatment of supplemental and deferred compensation plans, outstanding long-term incentive awards and annual incentive awards as described herein), CSC and Computer Sciences GS agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that (i) a federal income tax deduction for the payment of any supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation is, to the extent prescribed under the terms of the applicable plan and award agreement, not limited by reason of Section 162(m) of the Code, and (ii) the treatment of any supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation does not cause the imposition of a penalty tax under Section 409A of the Code.

4.6	Liabilities for Settlement of Awards

(a)
Settlement of CSC Options. CSC shall be responsible for all Liabilities associated with CSC Options (regardless of the holder of such awards), including any option exercise, share delivery, registration or other obligations related to the exercise of the CSC Options.

(b)
Settlement of Computer Sciences GS Options. Computer Sciences GS shall be responsible for all Liabilities associated with Computer Sciences GS Options (regardless of the holder of such awards), including any option exercise, share delivery, registration or other obligations related to the exercise of the Computer Sciences GS Options.

(c)	Settlement CSC RSUs. CSC shall be responsible for all Liabilities associated with CSC RSUs, including any share delivery, registration or other obligations related to the settlement of the CSC RSUs.

(d)
Settlement of Computer Sciences GS RSUs. Computer Sciences GS shall be responsible for all Liabilities associated with Computer Sciences GS RSUs, including any share delivery, registration or other obligations related to the settlement of the Computer Sciences GS RSUs.

(e)
Settlement of PSUs. CSC shall be responsible for all Liabilities associated with PSUs held by CSC Group Employees, including any share delivery, registration or other obligations related to the settlement of the PSUs. Computer Sciences GS shall be responsible for all Liabilities associated with PSUs held by Computer Sciences GS Group Employees, including any share delivery, registration or other obligations related to the settlement of the PSUs.

4.7	Bonus Payments

(a)
Computer Sciences GS Bonus Plans. Not later than the Effective Time, Computer Sciences GS shall, or shall cause another Computer Sciences GS Entity to, adopt a plan or plans that will provide annual bonuses for Computer Sciences GS Group Employees transferred from the CSC Group to the Computer Sciences GS Group (the “Computer Sciences GS Bonus Plans”) that are equivalent to the CSC Bonus Plans, subject to Computer Sciences GS’s right to amend such plan after the Effective Time in accordance with the terms thereof. The Computer Sciences GS Bonus Plans shall be approved prior to the Effective Time by the sole stockholder of Computer Sciences GS, and Computer Sciences GS Group Employees shall participate in such Computer Sciences GS Bonus Plans immediately following the Effective Time;

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provided, however, that service with CSC shall be credited for the purposes of determining whether such Computer Sciences GS Group Employee had been a participant in the Computer Sciences GS Bonus Plans during the applicable performance period.

(b)
Adjusted CSC Group Bonuses. Annual bonuses shall be paid at the time such bonuses and incentives would otherwise have been paid in the ordinary course had the Distribution not occurred, in accordance with the terms of the relevant annual bonus program and subject to the continued employment of the recipient. The performance targets for any CSC Group annual bonus opportunities in effect immediately prior to the Effective Time shall be replaced with new performance targets for any performance period following the Effective Time.

(c)
Allocation of Bonus Responsibility. For the avoidance of doubt, (i) the Computer Sciences GS Group shall be solely responsible for funding, paying, and discharging all obligations relating to any annual cash incentive awards that any Computer Sciences GS Group Employee is eligible to receive (A) under any Computer Sciences GS Group annual bonus plans with respect to payments made beginning at or after the Effective Time, including the Computer Sciences GS Bonus Plans, and (B) in accordance with Section 4.7(b) above, and no member of the CSC Group shall have any obligations with respect thereto and (ii) the CSC Group shall be solely responsible for funding, paying, and discharging all obligations relating to any annual cash incentive awards that any CSC Group Employee is eligible to receive under any CSC annual bonus plans with respect to payments made beginning at or after the Effective Time, and no member of the Computer Sciences GS Group shall have any obligations with respect thereto.

4.8	Form S-8
As soon as reasonably practicable and subject to applicable Law, Computer Sciences GS shall prepare and file with the Securities Exchange Commission a registration statement on Form S-8 (or another appropriate form) registering under the Securities Act the offering of a number of shares of Computer Sciences GS Common Stock at a minimum equal to the number of shares available under the Computer Sciences GS 401(k) Plan, Computer Sciences GS RSUs and Computer Sciences GS Options. Computer Sciences GS shall use commercially reasonable efforts to cause any such registration statement to be kept effective (and the current status of the prospectus or prospectuses required thereby to be maintained) as long as any Computer Sciences GS RSUs and Computer Sciences GS Options remain outstanding.

4.9	Tax Reporting and Withholding for Equity-Based Awards
CSC (or one of its Subsidiaries) will be responsible for all income, payroll, or other tax reporting related to income of CSC Group Employees or Former CSC Group Employees, and Computer Sciences GS (or one of its Subsidiaries) will be responsible for all income, payroll, or other tax reporting related to income of Computer Sciences GS Group Employees. CSC (or one of its Subsidiaries) will be responsible for all income, payroll, or other tax reporting related to any equity incentive award granted by CSC, and Computer Sciences GS (or one of its Subsidiaries) will be responsible for all income, payroll, or other tax reporting related to any equity incentive award granted by Computer Sciences GS. Similarly, CSC will be responsible for all income, payroll, or other tax reporting related to income of its non-employee directors from equity-based awards, and Computer Sciences GS will be responsible for all income, payroll, or other tax reporting related to income of its non-employee directors from equity-based awards. Further, CSC (or one of its Subsidiaries) shall be responsible for remitting applicable tax withholdings for CSC Group Employees to each applicable taxing authority, and Computer Sciences GS (or one of its Subsidiaries) shall be responsible for remitting applicable tax withholdings for Computer Sciences GS Group Employees to each applicable

21

taxing authority; provided, however, that either CSC or Computer Sciences GS shall act as agent for the other company by remitting amounts withheld in the form of shares or in conjunction with an exercise transaction to an appropriate taxing authority. CSC and Computer Sciences GS acknowledge and agree that the parties will cooperate with each other and with third-party providers to effect withholding and remittance of taxes, as well as required tax reporting, in a timely, efficient, and appropriate manner.

4.10	Approval of the Computer Sciences GS Equity Plan
Not later than the Effective Time, Computer Sciences GS shall, or shall have caused a Computer Sciences GS Entity to, have adopted the Computer Sciences GS Equity Plan. The Computer Sciences GS Equity Plan shall be approved prior to the Effective Time by the sole stockholder of Computer Sciences GS.

5.	U.S. QUALIFIED RETIREMENT PLANS

5.1	Establishment of the Computer Sciences GS 401(k) Plan
On or before the Effective Time, Computer Sciences GS shall, or shall cause another Computer Sciences GS Entity to, establish a defined contribution plan for the benefit of Computer Sciences GS Group Employees (the “Computer Sciences GS 401(k) Plan”), which, as of the date of its establishment, shall have terms that are substantially identical to the terms of the MAP. Computer Sciences GS shall be responsible for taking all necessary, reasonable, and appropriate action to establish, maintain, and administer the Computer Sciences GS 401(k) Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code. Computer Sciences GS (acting directly or through its Affiliates) shall be responsible for any and all Liabilities and other obligations with respect to the Computer Sciences GS 401(k) Plan.

5.2	Transfer of MAP Assets and Liabilities
On or before the Effective Time (or such later time as mutually agreed by the Parties), CSC shall cause the accounts (including any outstanding loan balances) in the MAP attributable to Computer Sciences GS Group Employees who will participate in the Computer Sciences GS 401(k) Plan (the “Computer Sciences GS 401(k) Plan Beneficiaries”) and all of the Assets and Liabilities in the MAP related thereto to be transferred in-kind to the Computer Sciences GS 401(k) Plan, and Computer Sciences GS shall cause the Computer Sciences GS 401(k) Plan to accept such transfer of accounts and underlying Assets and Liabilities and, effective as of the date of such transfer, to assume and to fully perform, pay, and discharge, all obligations of the MAP relating to the accounts of the Computer Sciences GS 401(k) Plan Beneficiaries (to the extent the Assets and Liabilities related to those accounts are actually transferred from the MAP to the Computer Sciences GS 401(k) Plan) as of the establishment of such plan. The transfer of Assets and Liabilities shall be conducted in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(1)‑1, and Section 208 of ERISA.

5.3	Treatment of CSC Common Stock and Computer Sciences GS Common Stock

(d)
Computer Sciences GS 401(k) Plan. The Computer Sciences GS 401(k) Plan will provide, effective no later than the Effective Time: (i) for the establishment of a Computer Sciences GS Common Stock fund, (ii) that such Computer Sciences GS Common Stock fund shall receive a transfer of and hold all shares of Computer Sciences GS Common Stock distributed in connection with the Distribution in respect of CSC Common Stock held in MAP accounts of Computer Sciences GS 401(k) Plan Beneficiaries, and (iii) that, following the Effective Time, contributions made by or on behalf of such Computer Sciences GS 401

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(k) Plan Beneficiaries may be allocated to the Computer Sciences GS Common Stock fund, subject to plan limitations. Shares of CSC Common Stock held in MAP accounts of Computer Sciences GS 401(k) Plan Beneficiaries prior to the Effective Time shall be transferred in kind to a CSC Common Stock Fund under the Computer Sciences GS 401(k) Plan pursuant to Section 5.2 of this Agreement. Computer Sciences GS 401(k) Plan Beneficiaries shall be required to liquidate their holdings in CSC Common Stock within twelve (12) months following the Effective Time, subject to the provisions of the Computer Sciences GS 401(k) Plan and the requirements of applicable Law, and invest those monies in any other investment fund offered under the Computer Sciences GS 401(k) Plan. No additional shares of CSC Common Stock may be acquired by or held in the Computer Sciences GS 401(k) Plan by Computer Sciences GS 401(k) Plan Beneficiaries, other than through dividends.

(e)
Computer Sciences GS Common Stock Held in MAP Accounts. Shares of Computer Sciences GS Common Stock distributed in connection with the Distribution in respect of shares of CSC Common Stock held in MAP accounts of CSC Group Employees or Former CSC Group Employees who participate in the MAP (the “MAP Beneficiaries”) shall be deposited in a Computer Sciences GS Common Stock fund under the MAP. MAP Beneficiaries will be prohibited from increasing their holdings in such Computer Sciences GS Common Stock fund under the MAP, other than through dividends, and shall be required to liquidate their holdings in Computer Sciences GS Common Stock within twelve (12) months following the Effective Time, subject to the provisions of the MAP and the requirements of applicable Law and fiduciary prudence, and invest those monies in any other investment fund offered under the MAP.

5.4	Continuation of Elections
As of the date on which each such employee is transferred to Computer Sciences GS from CSC but no later than the Effective Time, Computer Sciences GS (acting directly or through members of the Computer Sciences GS Group) shall cause the Computer Sciences GS 401(k) Plan to recognize and maintain all MAP elections for each respective Computer Sciences GS Group Employee, including, but not limited to, deferral, investment, and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to Computer Sciences GS Group Employees to the extent such election or designation is available under the Computer Sciences GS 401(k) Plan.

5.5	Tax Qualified Status
Computer Sciences GS will take all steps and make any necessary filings with the IRS to establish and maintain the Computer Sciences GS 401(k) Plan so that it is qualified under Section 401(a) of the Code and the related trust is tax-exempt under Section 501(a) of the Code, including seeking and obtaining a favorable determination letter from the IRS as to such qualification. Furthermore, no later than thirty (30) days prior to the Effective Time, CSC and Computer Sciences GS (each acting directly or through their respective Affiliates) shall, to the extent necessary, file IRS Form 5310-A regarding the transfer of Assets and Liabilities from the MAP to the Computer Sciences GS 401(k) Plan as discussed in this Section 5.

5.6	CSC Defined Benefit Plans

(d)
Transfer of Pension Plans. CSC sponsors the Computer Sciences Corporation Employee Pension Plan and the DynCorp Information Systems LLC Union Pension Plan (the “Transferred Pension Plans”). Effective no later than the Effective Time, CSC shall transfer sponsorship and administration of the Transferred Pension Plans to Computer Sciences GS. Computer Sciences GS shall, or shall cause one or more members of the Computer Sciences GS Group to, assume from CSC sponsorship of and all right,

23

title and interest of CSC in and to and all related Assets and Liabilities under the Transferred Pension Plans and related trusts, in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(l)-1 and Section 208 of ERISA. No later than thirty (30) days prior to the Effective Time, CSC and Computer Sciences GS shall (directly or through their respective affiliates), to the extent necessary, file an IRS Form 5310-A regarding such transfer of Assets and Liabilities. The Transferred Plans shall make payments to all CSC Group Employees and Former CSC Group Employees with vested rights thereunder in accordance with the terms of the Transferred Pension Plans as in effect from time to time and their applicable beneficiaries.

(i)
Only to the extent required by Law, prior to the Effective Time, CSC shall amend the Computer Sciences Corporation Employee Pension Plan (the “EPP”) to recognize each CSC Group Employee’s service history following the Distribution with the CSC Group for purposes of determining only (i) early retirement eligibility and reduction factor and (ii) disability benefit eligibility. No other service with CSC Group following the Distribution shall be recognized under the EPP and only service required by Law shall be recognized. Subject to applicable Law, upon the Distribution and transfer of the EPP, active CSC Group Employees will be considered to have incurred a “severance from employment” and may begin to receive a distribution of their benefit under the EPP; provided such employees otherwise meet the requirements for commencing benefits under the EPP.

(ii)
Following the earlier of the Effective Time or the date on which such plans are transferred, Computer Sciences GS shall be responsible for taking all necessary, reasonable and appropriate action to maintain and administer the Transferred Plans so that they are qualified under Section 401(a) of the Code. Computer Sciences GS shall be responsible for any and all Liabilities (including Liability for funding) and other obligations with respect to the Transferred Pension Plans following the earlier of the Effective Time or the date on which such plans are transferred.

(e)
Transfer of Eagle Alliance Pension Plan. CSC owned seventy-nine percent (79%) of Eagle Alliance, a separate joint venture between CSC and Northrup Grumman Corporation. Eagle Alliance sponsors the Eagle Alliance Pension Plan for the benefit of eligible Eagle Alliance employees. Effective July 4, 2015, CSC transferred its entire ownership interest in Eagle Alliance to Computer Sciences GS Group. Such transfer included the assets and liabilities, including the responsibilities associated with the Eagle Alliance Pension Plan. As an owner of Eagle Alliance, Computer Sciences GS shall be responsible for any and all Liabilities (including Liability for funding) and other obligations with respect to the Eagle Alliance Pension Plan following the Effective Time.

(f)
Pension Plans Remaining with CSC. CSC or its affiliates sponsor the CSC Outsourcing Inc. CUTW Hourly Pension Plan and the CSC Outsourcing Inc. Hourly Pension Plan, as well as certain other pension plans outside of the United States (collectively, the “Remaining Pension Plans”). Following the Effective Time, the Remaining Pension Plans shall continue to be sponsored by CSC or members of the CSC Group.

(g)
Transfer of CSR Range Employee’s Pension Plan. Effective July 19, 2013, CSC entered into an agreement with Pacific Architects and Engineers, Incorporated (“PAE”) to loan to PAE the funds required to terminate the CSR Range Employee’s Pension Plan (previously sponsored by CSC jointly with its joint venture partner) until such date that the government reimburses PAE under the CAS 413.50(c)(12) and FAR 52.215-15 regulations.  Effective no later than the Effective Time, CSC shall transfer all right, title and interest of this loan agreement to Computer Sciences GS.  Computer Sciences GS shall assume all terms of this aforementioned agreement and be responsible for making all payments to PAE.

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(h)
The financial presentation of the defined benefit pension liabilities and other post-employment benefit obligations in the Form 10 (as amended through August 17, 2015) is materially consistent with the allocation of such liabilities under this Sections 5.6.

(i)
Prior to the Distribution, CSC shall contribute to the EPP approximately $430,000 and cause its third-party provider to contribute to the EPP approximately $330,000 pursuant to the correction performed by CSC for the overpayment of certain benefit distributions to EPP participants in accordance with the IRS Employee Plans Compliance Resolution System.

5.7	Other Defined Contribution Plans

(a)
Defined Contribution Plans Remaining in the CSC Group. CSC or members of the CSC Group sponsor the (i) AppLabs, Inc. 401(k) Profit Sharing Plan, (ii) iSOFT Integration Systems, Inc. 401(k) Profit Sharing Plan & Trust, and (iii) the Technology Service Partners Inc. 401(k) Profit Sharing Plan & Trust. These plans will remain with the CSC Group following the Effective Time.

(b)
Transfer of Vulnerability Research Labs, LLC 401(k) Profit Sharing Plan. CSC owns one hundred percent (100%) of Vulnerability Research Labs, LLC (“VRL”). No later than the Effective Time, CSC will transfer its entire ownership interest in VRL to Computer Sciences GS Group. Such transfer includes the responsibilities associated with the Vulnerability Research Labs, LLC 401(k) Profit Sharing Plan & Trust. As an owner of VRL, Computer Sciences GS shall be responsible for any and all Liabilities and other obligations with respect to the Vulnerability Research Labs, LLC 401(k) Profit Sharing Plan & Trust following the Effective Time.

5.8	CSC Master Trust
The assets for the EPP (including assets in the EPP’s respective 401(h) accounts), the CSC Outsourcing Inc. CUTW Hourly Pension Plan, the CSC Outsourcing Inc. Hourly Pension Plan, the Eagle Alliance Pension Plan, the DynCorp Information Systems LLC Union Pension Plan and the MAP are held in a Master Trust with BNY Mellon (the “Master Trust”).

(a)
New Master Trust for CSC. On or before the Effective Time, CSC will adopt a new separate trust agreement (mirroring the trust agreement currently in place with BNY Mellon, hereafter the “New Master Trust”) and transfer to the New Master Trust the assets attributable to the (i) CSC Outsourcing Inc. CUTW Hourly Pension Plan, (ii) CSC Outsourcing Inc. Hourly Pension Plan, and (iii) all account balances in the MAP, other than those related to the Computer Sciences GS 401(k) Plan Beneficiaries which are to be transferred to Computer Sciences GS in accordance with Section 5.2.

(b)
Assignment of Master Trust to Computer Sciences GS. On or before the Effective Time and following the transfer of assets to the New Master Trust described in Section 5.8(b), CSC shall assign and cause Computer Sciences GS to be substituted for CSC under all trust agreements under assets of the Master Trust, such that Computer Sciences GS succeeds to all of CSC’s right, title and interest in and to the Master Trust and the assets therefore, subject to the terms thereof.

(c)
Administration. Prior to the Effective Time, CSC shall adopt such amendments to the Master Trust as are required to implement this Section 5.8. Each Party shall be responsible for taking all necessary, reasonable, and appropriate action to maintain and administer its respective master trust so that it is exempt under Section 501(a) of the Code.

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6.	NONQUALIFIED PLANS

6.1	Nonqualified Plans

(c)
Transfer of Nonqualified Plans. On or before the Effective Time, the CSC Group will transfer to Computer Sciences GS all Liabilities arising out of or relating to the CSC Excess Plan, the CSC Supplemental Executive Retirement Plan, the CSC Supplemental Executive Retirement Plan No. 2, the 1990 Nonemployee Director Retirement Plan, the CSC/WCI Nonqualified Retirement Plan, the Dynalectron Corporation Supplementary Pension Plan, and the DynCorp Supplemental Executive Retirement Plan (the “Computer Sciences GS Nonqualified Plans”), and shall administer and make any payments to participants in such plans (the “Computer Sciences GS Nonqualified Plan Beneficiaries”) in accordance with the terms of the Computer Sciences GS Nonqualified Plans.

(d)
Liability and Responsibility. Computer Sciences GS shall have sole responsibility for the administration of the Computer Sciences GS Nonqualified Plans and the payment of benefits thereunder to or on behalf of current and former employees, and no member of the CSC Group shall have any liability or responsibility therefor.

6.2	Key Employee Deferred Compensation Plan

(f)
Establishing Computer Sciences GS Deferred Compensation Plan. On or prior to the Effective Time, Computer Sciences GS shall, or shall cause another Computer Sciences GS Entity to, establish and adopt a deferred compensation plan for its key employees and directors (the “Computer Sciences GS Deferred Compensation Plan”) to provide each Computer Sciences GS Group Employee or Computer Sciences GS Director who was a participant in the CSC Deferred Compensation Plan as of immediately prior to the Effective Time (each, a “Computer Sciences GS Deferred Compensation Plan Beneficiary”) benefits in respect of service and compensation following the establishment of such plan substantially similar to those accrued with respect to such person under the CSC Deferred Compensation Plan as of immediately prior to the establishment of such plan. As of the earlier of the Effective Time or the date on which such plan is established, the Computer Sciences GS Group Employees and Computer Sciences GS Directors shall no longer participate in the CSC Deferred Compensation Plan. The Parties agree that for purposes of the CSC Deferred Compensation Plan the employment of a Computer Sciences GS Deferred Compensation Plan Beneficiary shall not be considered to have terminated as a result of the Distribution or the transfer of employment from CSC (or a CSC Entity) to Computer Sciences GS (or a Computer Sciences GS Entity), and such employment shall only be considered to terminate for purposes of the Computer Sciences GS Deferred Compensation Plan when the employment of such Computer Sciences GS Deferred Compensation Plan Beneficiary with the Computer Sciences GS Group terminates in accordance with the terms of the Computer Sciences GS Deferred Compensation Plan and applicable Laws.

(g)
Liability and Responsibility. The Liabilities in respect of Computer Sciences GS Deferred Compensation Beneficiaries under the CSC Deferred Compensation Plan shall be assumed by the member of the Computer Sciences GS Group which sponsors the applicable Computer Sciences GS Deferred Compensation Plan, effective as of the earlier of the Effective Time or the date on which such plan is established. Computer Sciences GS shall have sole responsibility for the administration of the Computer Sciences GS Deferred Compensation Plan and the payment of benefits thereunder to or on behalf of Computer Sciences GS Group Employees and the Computer Sciences GS Directors, and no member of the CSC Group shall have any liability or responsibility therefor. CSC shall have sole responsibility for the administration of the

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CSC Deferred Compensation Plan and the payment of benefits thereunder to or on behalf of CSC Group Employees and Former CSC Group Employees and the CSC Directors (other than the Computer Sciences GS Directors), and no member of the Computer Sciences GS Group shall have any liability or responsibility therefor.

7.	WELFARE PLANS

7.1	Welfare Plans
On or before the Effective Time, Computer Sciences GS shall, or shall cause another Computer Sciences GS Entity to, establish and adopt Computer Sciences GS Welfare Plans that will provide welfare benefits to each Computer Sciences GS Group Employee who was a participant in any CSC Welfare Plan (and their eligible spouses and dependents, as the case may be) (collectively, the “Computer Sciences GS Welfare Plan Participants”) under terms and conditions that are substantially identical to the CSC Welfare Plans. Coverage and benefits under the Computer Sciences GS Welfare Plans shall then be provided to the Computer Sciences GS Welfare Plan Participants on an uninterrupted basis, so far as is reasonably practicable, under the newly established Computer Sciences GS Welfare Plans that shall contain substantially the same benefit provisions as in effect under the corresponding CSC Welfare Plans immediately prior to the Effective Time. Computer Sciences GS Welfare Plan Participants shall cease to be eligible for coverage under the CSC Welfare Plans in the case of Computer Sciences GS Welfare Plan Participants following the establishment and adoption of the Computer Sciences GS Welfare Plans and the transfer of such participants to the Computer Sciences GS Welfare Plans. For the avoidance of doubt, Computer Sciences GS Welfare Plan Participants shall not participate in any CSC Welfare Plans after the earlier of the Effective Time or the date on which such plans are established and the respective participant is transferred to Computer Sciences GS. CSC Group Employees and Former CSC Group Employees shall not participate in any Computer Sciences GS Welfare Plans at any time. Effective no later than the Effective Time, CSC shall transfer to Computer Sciences GS, and Computer Sciences GS shall assume, sponsorship and administration of Cigna Global Health Benefits (policy number 02655).

7.2	Transitional Matters Under Computer Sciences GS Welfare Plans

(c)	Treatment of Claims Incurred

(i)
Liability for Claims. With respect to unpaid covered claims incurred by any Computer Sciences GS Welfare Plan Participant under any CSC Welfare Plans for periods of time before the date on which such Computer Sciences GS Welfare Plans are established, including claims that are self-insured and claims that are fully insured through third-party insurance, CSC shall retain and be responsible for the payment for such claims or shall cause such CSC Welfare Plans to fully perform, pay and discharge all such claims, as the case may be. No Computer Sciences GS Entity shall be responsible for any Liability with respect to any such claims. Notwithstanding the foregoing, neither Computer Sciences GS Welfare Benefit Plans nor Computer Sciences GS shall be responsible for a claim incurred prior to the date on which the respective CSC Group Employee is transferred to Computer Sciences GS from CSC.

(ii)
Claims Incurred. For purposes of this Section 7.2(a), a claim or expense is deemed to be incurred (A) with respect to medical (including continuous hospitalization), dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or expense, (B) with respect to life insurance, accidental death and dismemberment and business

27

travel accident insurance, upon the occurrence of the event giving rise to such claim or expense, and (C) with respect to short-term and long-term disability benefits, upon the date of an individual’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or expense.

(d)
Credit for Deductibles and Other Limits. With respect to each Computer Sciences GS Welfare Plan Participant, the Computer Sciences GS Welfare Plans will give credit for the plan year in which the Effective Time occurs for any amount paid, number of services obtained or provider visits by such Computer Sciences GS Welfare Plan Participant toward deductibles, out-of-pocket maximums, limits on number of services or visits, or other similar limitations to the extent such amounts are taken into account under the comparable CSC Welfare Plan.

(e)
COBRA. CSC and its Subsidiaries will be liable for all requirements under COBRA with respect to all Computer Sciences GS Group Employees (and their qualifying beneficiaries) who, as of the day prior to the earlier of the Effective Time or the date on which such employee was transferred to Computer Sciences GS, were covered under a CSC Benefit Plan pursuant to COBRA or who have a COBRA qualifying event (as defined in Section 4980B of the Code) that had occurred prior to and including the Effective Time. With respect to Computer Sciences GS Group Employees (and their qualifying beneficiaries), Computer Sciences GS shall be liable for all requirements under COBRA with respect to any COBRA qualifying event occurring after the date on which such employee is transferred to Computer Sciences GS.

7.3	Continuity of Benefits

(f)
Additional Details Regarding Flexible Spending Accounts. To the extent any Computer Sciences GS Welfare Plan provides or constitutes a health care flexible spending account or dependent care flexible spending account (each a “Computer Sciences GS FSA”), such Computer Sciences GS Welfare Plan shall be effective as of the earlier of the Effective Time or the date on which such plan is established.

(v)
It is the intention of the Parties that all activity under a Computer Sciences GS Welfare Plan Participant’s flexible spending account with CSC for the plan year in which the Effective Time occurs be treated instead as activity under the corresponding Computer Sciences GS FSA. Accordingly, (A) any period of participation by a Computer Sciences GS Welfare Plan Participant in a CSC flexible spending account during the plan year in which the Effective Time occurs (the “FSA Participation Period”) will be deemed a period when the Computer Sciences GS Welfare Plan Participant participated in the corresponding Computer Sciences GS FSA, (B) all expenses incurred during the FSA Participation Period will be deemed incurred while the Computer Sciences GS Welfare Plan Participant’s coverage was in effect under the corresponding Computer Sciences GS FSA, and (C) all elections and reimbursements made with respect to an FSA Participation Period under a CSC flexible spending account will be deemed to have been made with respect to the corresponding Computer Sciences GS FSA.

(vi)
If the aggregate reimbursement payouts made to Computer Sciences GS Welfare Plan Participants prior to the date on which such participants were transferred to Computer Sciences GS from the applicable CSC Welfare Plan flexible spending accounts during the plan year in which the Effective Time occurs are less than the aggregate accumulated contributions to such accounts made by such Computer Sciences GS Welfare Plan Participants prior to the date on which such participants were transferred to Computer Sciences GS for such plan year, CSC shall cause an amount equal to the amount by which such contributions are in excess of such reimbursement payouts to be transferred

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to Computer Sciences GS (or a Computer Sciences GS Entity designated by Computer Sciences GS) by wire transfer of immediately available funds as soon as practicable, but in no event later than forty-five (45) days, following the Effective Time.

(vii)
If the aggregate reimbursement payouts made to Computer Sciences GS Welfare Plan Participants prior to the date on which such participants were transferred to Computer Sciences GS from the applicable CSC Welfare Plan flexible spending accounts during the plan year in which the Effective Time occurs exceed the aggregate accumulated contributions to such accounts made by the Computer Sciences GS Welfare Plan Participants prior to the date on which such participants were transferred to Computer Sciences GS for such plan year, Computer Sciences GS shall cause an amount equal to the amount by which such reimbursement payouts are in excess of such contributions to be transferred to CSC (or a CSC Group Entity designated by CSC) by wire transfer of immediately available funds as soon as practicable, but in no event later than 45 days, following the Effective Time.

(viii)
Notwithstanding anything in this Section 7.3(a), at and after the earlier of the Effective Time or the date on which such plans are established, the Computer Sciences GS Group shall assume, and cause the Computer Sciences GS Welfare Plans to be solely responsible for, all claims by Computer Sciences GS Welfare Plan Participants under the applicable CSC Welfare Plan flexible spending accounts that were incurred in the plan year in which the Distribution occurs, whether incurred prior to, on, or after the Effective Time, that have not been paid in full as of the Effective Time.

(g)
Additional Details Regarding Health Savings Accounts. To the extent that any Computer Sciences GS Welfare Plan provides or constitutes a health savings account (each a “Computer Sciences GS HSA”), such Computer Sciences GS Welfare Plan shall be effective no later than as of the Effective Time. It is the intention of the Parties that all activity under a Computer Sciences GS Welfare Plan Participant’s health savings account with CSC for the year in which the Distribution occurs be treated instead as activity under the corresponding Computer Sciences GS HSA. Accordingly, (i) any period of participation by a Computer Sciences GS Welfare Plan Participant in a CSC health savings account during the year in which the Effective Time occurs (the “HSA Participation Period”) will be deemed a period when the Computer Sciences GS Welfare Plan Participant participated in the corresponding Computer Sciences GS HSA, (ii) all expenses incurred during the HSA Participation Period will be deemed incurred while the Computer Sciences GS Welfare Plan Participant’s coverage was in effect under the corresponding Computer Sciences GS HSA, and (iii) all elections and reimbursements made with respect to an HSA Participation Period under a CSC health savings account will be deemed to have been made with respect to the corresponding Computer Sciences GS HSA.

(h)
Additional Details Regarding Health Reimbursement Accounts. To the extent any Computer Sciences GS Welfare Plan provides or constitutes a health reimbursement account (each a “Computer Sciences GS HRA”), such Computer Sciences GS Welfare Plan shall be effective no later than as of the Effective Time.

(i)
It is the intention of the Parties that all activity under a Computer Sciences GS Welfare Plan Participant’s health reimbursement account with CSC for the plan year in which the Effective Time occurs be treated instead as activity under the corresponding Computer Sciences GS HRA. Accordingly, (A) any period of participation by a Computer Sciences GS Welfare Plan Participant in a CSC health reimbursement account during the plan year in which the Effective Time occurs (the “HRA Participation Period”) will be deemed a period when the Computer Sciences GS Welfare Plan Participant participated in the corresponding Computer Sciences GS HRA, (B) all

29

expenses incurred during the HRA Participation Period will be deemed incurred while the Computer Sciences GS Welfare Plan Participant’s coverage was in effect under the corresponding Computer Sciences GS HRA, and (C) all company contributions earned and reimbursements made with respect to an HRA Participation Period under a CSC health reimbursement account will be deemed to have been made with respect to the corresponding Computer Sciences GS HRA.

(ii)
Notwithstanding anything in this Section 7.3, at and after the earlier of the Effective Time or the date on which such plans are established, the Computer Sciences GS Group shall assume, and cause the Computer Sciences GS Welfare Plans to be solely responsible for, all claims by Computer Sciences GS Welfare Plan Participants under the applicable CSC Welfare Plan health reimbursement accounts that were incurred in the plan year in which the Distribution occurs, whether incurred prior to, on, or after the Effective Time, that have not been paid in full as of the Effective Time. In addition, Section 7.3 shall be administered in all cases such that there shall be no duplication of benefits, payments or contributions made to or on behalf of a Computer Sciences GS Welfare Plan Participant (or beneficiary) under the Computer Sciences GS Welfare Plans or CSC Welfare Plans, including the respective FSA, HSA and HRA plans.

(i)
Waiver of Conditions or Restrictions. Unless prohibited by applicable Law, the Computer Sciences GS Welfare Plans will waive all limitations as to preexisting conditions, exclusions, service conditions, waiting period limitations or evidence of insurability requirements that would otherwise be applicable to the Computer Sciences GS Welfare Plan Participant following the Effective Time to the extent that such Employee had previously satisfied such limitation under the corresponding CSC Welfare Plan.

7.4	Insurance Contracts
To the extent any CSC Welfare Plan is funded through the purchase of an insurance contract or is subject to any stop loss contract, CSC and Computer Sciences GS will cooperate and use their commercially reasonable efforts to replicate such insurance contracts for Computer Sciences GS (except to the extent changes are required under applicable state insurance Laws or filings by the respective insurers) and to maintain any pricing discounts or other preferential terms for both CSC and Computer Sciences GS for a reasonable term. Neither Party shall be liable for failure to obtain such insurance contracts, pricing discounts, or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 7.4.

7.5	Third-Party Vendors
Except as provided below, to the extent any CSC Welfare Plan is administered by a third-party vendor, CSC and Computer Sciences GS will cooperate and use their commercially reasonable efforts to replicate any contract with such third-party vendor for Computer Sciences GS and to maintain any pricing discounts or other preferential terms for both CSC and Computer Sciences GS for a reasonable term. Neither Party shall be liable for failure to obtain such pricing discounts or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 7.5.

7.6	Retiree Welfare Benefits.

(d)
Retiree Welfare Benefits. CSC sponsors (w) The Computer Sciences Corporation 1992 Employee Welfare Benefits Plan, (the “1992 Plan”) (x) the CSC Welfare Benefits Plan for DuPont/Conoco, LogMod and Zurich Retirees (the “DuPont Plan”), (y) the CSC Welfare Benefits Plan for DIS (Former GTE) Retirees

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(the “GTE Plan”), and (z) CSC Welfare Benefits Plan for TMG/TMD Retirees (the “TMG Plan” and together with the 1992 Plan, DuPont Plan and GTE Plan, the “CSC OPEB Plans”).

(i)
1992 Plan and GTE Plan. Effective no later than the Effective Time, CSC shall transfer sponsorship of the 1992 Plan and the related VEBA, as well as the GTE Plan to Computer Sciences GS (the “Transferred OPEB Plans”). Computer Sciences GS shall, or shall cause one or more members of the Computer Sciences GS Group to, assume from CSC sponsorship of and all right, title and interest of CSC in and to and all related Assets and Liabilities and benefit obligations under the Transferred OPEB Plans. On or before the Effective Time, CSC shall assign and cause Computer Sciences GS to be substituted for CSC under all trust agreements under the 1992 Plan VEBA, such that Computer Sciences GS succeeds to all of CSC’s right, title and interest in and to the 1992 Plan VEBA and the assets therefore, subject to the terms thereof. The Transferred OPEB Plans shall provide such benefits and payments as set forth under the respective Transferred OPEB Plans to all eligible retired CSC Group Employees, Former CSC Group Employees and Computer Sciences GS Group Employees. The 1992 Plan and related VEBA shall be amended to recognize each CSC Group Employee’s service following the Distribution with the CSC Group for purposes of determining only (A) eligibility, and (B) level of benefits. The VEBA shall be amended to eliminate future contributions from employees making contributions to the VEBA as of the Distribution.

(ii)
DuPont/LogMod Plan. Effective no later than the Effective Time, the DuPont Plan shall be separated into those assets, liabilities and benefit obligations attributable to (A) CSC Group and Former CSC Group Employees eligible under the DuPont/Zurich components of the plan (the “DuPont Plan”), and (B) CSC Group Employees and Former CSC Group Employees eligible under the LogMod component of the plan (the “LogMod Plan”)). CSC shall remain liable for the Assets, Liabilities and benefit obligations under the DuPont Plan. The DuPont Plan shall provide such benefits and payments as set forth under the respective Plan to all eligible retired CSC Group Employees, Former CSC Group Employees and CSC Employees. The DuPont Plan shall be amended to recognize each Computer Sciences GS Group Employee’s service following the Distribution with the Computer Sciences GS Group for purposes of determining only (1) eligibility, and (2) level of benefits. As of no later than the Effective Time, CSC shall transfer sponsorship of the LogMod Plan to Computer Sciences GS. Computer Sciences GS shall, or shall cause one or more members of the Computer Sciences GS Group to, assume from CSC sponsorship of and all right, title and interest of CSC in and to and all related Assets and Liabilities and benefit obligations under the LogMod Plan. The LogMod Plan shall provide such benefits and payments to all eligible retired CSC Group Employees, Former CSC Group Retirees and Computer Sciences GS Group Employees.

(iii)	TMG Plan. CSC shall retain and remain responsible for the Assets, Liabilities and benefit obligations under the TMG Plan and related VEBA following the Effective Time.

(iv)
Five-Year Requirement. Notwithstanding, the foregoing, the Parties agree not to terminate the retiree medical and life plans set forth above, or significantly reduce such retiree medical or life plan benefits such that an accounting curtailment is triggered, for a period of five years from the Distribution, without approval and agreement from the other Party; provided however that such approval and agreement shall not be unreasonably withheld.

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(e)
Transfer of Eagle Alliance Joint Venture OPEB Plan. CSC owned seventy-nine percent (79%) of Eagle Alliance, a separate joint venture between CSC and Northrup Grumman Corporation. Eagle Alliance sponsors the Eagle Alliance Retiree Medical Plan for the benefit of eligible Eagle Alliance employees. Effective July 4, 2015, CSC transferred its entire ownership interest in Eagle Alliance to Computer Science GS Group. Such transfer included the assets and liabilities, including the responsibilities and obligations associated with the Eagle Alliance Retiree Medical Plan. As an owner of Eagle Alliance, Computer Sciences GS shall be responsible for any and all Liabilities (including Liability for funding) and other obligations with respect to the Eagle Alliance Retiree Medical Plan following the Effective Time.

(f)
The financial presentation of the other post-employment benefit obligations in the Form 10 (as amended through August 17, 2015) is materially consistent with the allocation of such liabilities under this Section 7.6.

8.	WORKERS’ COMPENSATION AND UNEMPLOYMENT COMPENSATION
[Workers’ compensation and unemployment compensation will be dealt with as per Section 10 of the Master Separation and Distribution Agreement.]

9.	BENEFIT ARRANGEMENTS AND OTHER MATTERS

9.1	Termination of Participation
Except as otherwise provided under this Agreement, effective as of immediately after the Effective Time, Computer Sciences GS Group Employees shall not be eligible to participate in any CSC Benefit Plan.

9.2	Accrued Time Off
Computer Sciences GS shall recognize and assume all Liability for all unused vacation, holiday, sick leave, flex days, personal days and paid-time off and other time-off benefits with respect to Computer Sciences GS Group Employees which accrued prior to the Effective Time and Computer Sciences GS shall credit each Computer Sciences GS Group Employee with such accrual.

9.3	Leaves of Absence
Computer Sciences GS will continue to apply the appropriate leave of absence policies applicable to inactive Computer Sciences GS Group Employees who are on an approved leave of absence as of the Effective Time. Leaves of absence taken by Computer Sciences GS Group Employees prior to the Effective Time shall be deemed to have been taken as employees of a member of the Computer Sciences GS Group.

9.4	Certain Director Fees
With respect to any CSC Director and Computer Sciences GS Director, CSC shall retain responsibility for the payment of any fees payable in respect of service on the board of directors of CSC that are payable but not yet paid as of the Effective Time, and Computer Sciences GS shall not have any responsibility for any such payments. With respect to any Computer Sciences GS Director, Computer Sciences GS shall be responsible for the payment of any fees payable in respect of service on the board of directors of Computer Sciences GS that are earned at any time beginning at or after the Effective Time, and CSC shall not have any responsibility for any such payments. With respect to any CSC Director, CSC shall be responsible for the payment of any fees payable in respect of service on the board of directors of CSC that are earned

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at any time beginning at or after the Effective Time, and Computer Sciences GS shall not have any responsibility for any such payments.

9.5	Restrictive Covenants in Employment and Other Agreements
To the fullest extent permitted by the agreements described in this Section 9.5 and applicable Law, CSC shall assign, or cause an applicable member of the CSC Group to assign, to Computer Sciences GS or a member of the Computer Sciences GS Group, as designated by Computer Sciences GS, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions), including but not limited to the Non-Competition/Non-Solicitation Agreement, and the assignment of any intellectual property between a member of the CSC Group and a Computer Sciences GS Group Employee, including but not limited to the Assignment of Inventions and Covenant Against Disclosure Agreement, with such assignment to be effective as of the Effective Time. To the extent that assignment of such agreements is not permitted, effective as of the Effective Time, each member of the Computer Sciences GS Group shall be considered to be a successor to each member of the CSC Group for purposes of, and a third-party beneficiary with respect to, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) and the assignment of any intellectual property between a member of the CSC Group and a Computer Sciences GS Group Employee, such that each member of the Computer Sciences GS Group shall enjoy all the rights and benefits under such agreements (including rights and benefits as a third-party beneficiary), with respect to the business operations of the Computer Sciences GS Group; provided, however, that in no event shall CSC be permitted to enforce such restrictive covenant agreements against Computer Sciences GS Group Employees for action taken in their capacity as employees of a member of the Computer Sciences GS Group. Furthermore, the Parties agree that, with respect to equity awards held by CSC Group Employees or Computer Sciences GS Group Employees which provide for cancellation, forfeiture or similar action in the event of a determination that the holder of an equity award engaged in “detrimental activities”, the entity that does not employ such holder shall enforce the penalties with respect to the detrimental activities and treat any equity award that was converted pursuant to the terms of this Agreement in the same manner as a result of such detrimental activities as the employing entity. For purposes of this Section 9.5, “detrimental activities” shall include any of the following activities: (i) competing with the CSC Group or the Computer Sciences GS Group, as applicable, (ii) using or disclosing, other than as expressly authorized by the CSC Group or the Computer Sciences GS Group, as applicable, any confidential business information or trade secrets that the participant obtains during the course of his or her employment with the CSC Group or the Computer Sciences GS Group, as applicable; and (iii) after the participant is no longer employed by the CSC Group or the Computer Sciences GS Group, as applicable, (A) soliciting any person or entity whom the participant knows to be a customer of, or whose business the participant solicited on behalf of, the CSC Group or the Computer Sciences GS Group, as applicable, while employed by it, (B) soliciting or hiring any person who is then an employee of the CSC Group or the Computer Sciences GS Group, as applicable, or (C) taking any action that, in the judgment of the Compensation Committee of the Board of Directors of the CSC Group or the Computer Sciences GS Group, as applicable, is not in the best interests of the CSC Group or the Computer Sciences GS Group, as applicable.

10.	NON-U.S. EMPLOYEES

10.1	General Principles
Except as explicitly set forth in this Section 10, CSC Group Employees and Computer Sciences GS Group Employees who are resident outside of the U.S. or otherwise are subject to non-U.S. Law and their related

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benefits and obligations shall be treated, in so far as is practicable, in the same manner as the CSC Group Employees and Computer Sciences GS Group Employees who are resident in the U.S.; provided, however, that all actions taken with respect to non-U.S. Employees in connection with the Distribution will be accomplished in accordance with applicable Law and custom in each of the applicable jurisdictions.

10.2	Treatment of Equity Awards Held by Non-U.S. Employees
Equity awards held by non-U.S. Employees of the CSC Group or the Computer Sciences GS Group shall have such special adjustments and provisions as are needed to satisfy any applicable local Law.

11.	GENERAL PROVISIONS

11.1	Preservation of Rights to Amend
The rights of each member of the CSC Group and each member of the Computer Sciences GS Group to amend, waive, or terminate any Benefit Plan shall not be limited in any way by this Agreement.

11.2	Confidentiality
Each Party agrees that any information conveyed or otherwise received by or on behalf of a Party in conjunction herewith that is not otherwise public through no fault of such Party is confidential and is subject to the terms of the confidentiality provisions set forth herein and in the Master Separation and Distribution Agreement, including Section 3.3(e) of this Agreement and Section 8.5 of the Master Separation and Distribution Agreement.

11.3	Administrative Complaints/Litigation
Except as otherwise provided in this Agreement, on and after the Distribution Date, Computer Sciences GS shall assume, and be solely liable for, the handling, administration, investigation, and defense of actions, including ERISA, occupational safety and health, employment standards, union grievances, wrongful dismissal, discrimination or human rights, and unemployment compensation claims asserted at any time against CSC or any member of the CSC Group by any Computer Sciences GS Group Employee (including any dependent or beneficiary of any such Employee) or any other person, to the extent such actions or claims arise out of or relate to employment or the provision of services (whether as an employee, contractor, consultant, or otherwise) to or with respect to the business activities of any member of the Computer Sciences GS Group after the Distribution Date. To the extent that any legal action relates to a putative or certified class of plaintiffs, which includes both CSC Group Employees (or Former CSC Group Employees) and Computer Sciences GS Group Employees and such action involves employment or benefit plan related claims, reasonable costs and expenses incurred by the Parties in responding to such legal action shall be allocated among the Parties equitably in proportion to a reasonable assessment of the relative proportion of Employees included in or represented by the putative or certified plaintiff class. The procedures contained in the indemnification and related litigation cooperation provisions of the Master Separation and Distribution Agreement shall apply with respect to each Party’s indemnification obligations under this Section 11.3.

11.4	Reimbursement and Indemnification
Each Party agrees to reimburse the other Party, within thirty (30) days of receipt from the other Party of reasonable verification, for all costs and expenses which the other Party may incur on its behalf as a result

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of any of the respective CSC and Computer Sciences GS Welfare Plans, Retirement Plans, Benefit Plans, and Deferred Compensation Plans and, as contemplated by Sections 4, 5 and 6, any termination or severance payments or benefits. All Liabilities retained, assumed, or indemnified against by Computer Sciences GS pursuant to this Agreement, and all Liabilities retained, assumed, or indemnified against by CSC pursuant to this Agreement, shall in each case be subject to the indemnification provisions of the Master Separation and Distribution Agreement. Notwithstanding anything to the contrary, (i) no provision of this Agreement shall require any member of the Computer Sciences GS Group to pay or reimburse to any member of the CSC Group any benefit-related cost item that a member of the Computer Sciences GS Group has paid or reimbursed to any member of the CSC Group prior to the Effective Time and (ii) no provision of this Agreement shall require any member of the CSC Group to pay or reimburse to any member of the Computer Sciences GS Group any benefit-related cost item that a member of the CSC Group has paid or reimbursed to any member of the Computer Sciences GS Group prior to the Effective Time.

11.5	Costs of Compliance with Agreement
Except as otherwise provided in this Agreement or any other contractual agreement or arrangement, each Party shall pay its own expenses in fulfilling its obligations under this Agreement.

11.6	Fiduciary Matters
CSC and Computer Sciences GS each acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good-faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

11.7	Entire Agreement
This Agreement, together with the documents referenced herein (including the Master Separation and Distribution Agreement and the Benefit Plans), constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. To the extent any provision of this Agreement conflicts with the provisions of the Master Separation and Distribution Agreement (other than Sections 11.10 and 11.16(b) thereof), the provisions of this Agreement shall be deemed to control with respect to the subject matter hereof.

11.8	Binding Effect; No Third-Party Beneficiaries; Assignment
This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon any third parties any remedy, claim, Liability, reimbursement, cause of action, or other right in excess of those existing without reference to this Agreement. Nothing in this Agreement is intended to amend any Benefit Plan or affect the applicable plan sponsor’s right to amend or terminate any Benefit Plan pursuant to the terms of such plan. The provisions of this Agreement are solely for the benefit of the Parties, and no current or former Employee, officer, director, or independent contractor or any other individual associated therewith shall be regarded

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for any purpose as a third-party beneficiary of this Agreement. This Agreement may not be assigned by any Party, except with the prior written consent of the other Party.

11.9	Amendment; Waivers
No change or amendment may be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties and in accordance with Sections 11.10 and 11.16(b) of the Master Separation and Distribution Agreement. Subject to Sections 11.10 and 11.16(b) of the Master Separation and Distribution Agreement, any Party may, at any time, (i) extend the time for the performance of any of the obligations or other acts of another Party, (ii) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by another Party with any of the agreements, covenants, or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant, or agreement contained herein, nor shall any single or partial exercise of any such right preclude other or further exercises thereof or of any other right.

11.10	Remedies Cumulative
All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.11	Notices
Unless otherwise expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered, (ii) if mailed by registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter is refused by the addressee or its agent, (iii) if sent by overnight courier which delivers only upon the executed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent, or (iv) if sent by facsimile or electronic mail, on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (i), (ii) or (iii)), addressed to the attention of the addressee’s General Counsel at the address of its principal executive office or to such other address or facsimile number for a Party as it shall have specified by like notice.

11.12	Counterparts
This Agreement, including the other documents referred to herein, may be executed in multiple counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

11.13	Severability
If any term or other provision of this Agreement is determined by a non-appealable decision by a court, administrative agency, or arbitrator to be invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or

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other provision is invalid, illegal, or incapable of being enforced, the court, administrative agency, or arbitrator shall interpret this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

11.14	Governing Law
This Agreement (and any claims or disputes arising out of or related hereto or thereto or to the transactions contemplated hereby and thereby or to the inducement of any Party to enter herein and therein, whether for breach of contract, tortious conduct, or otherwise and whether predicated on common law, statute, or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of New York irrespective of the choice of laws principles of the State of New York, including all matters of validity, construction, effect, enforceability, performance, and remedies.

11.15	Dispute Resolution
The procedures for negotiation and binding arbitration set forth in Section 9 of the Master Separation and Distribution Agreement shall apply to any dispute, controversy or claim (whether sounding in contract, tort or otherwise) that arises out of or relates to this Agreement, any breach or alleged breach hereof, the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the date hereof), or the construction, interpretation, enforceability, or validity hereof. For the avoidance of doubt, this Section 11.15 shall not apply to any dispute, controversy or claim (whether sounding in contract, tort or otherwise) that arises out of or relates to Sections 11.10 or 11.16(b) of the Master Separation and Distribution Agreement.

11.16	Performance
Each of CSC and Computer Sciences GS shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any member of the CSC Group and any member of the Computer Sciences GS Group, respectively. Each of the Parties agrees to take such further actions and to execute, acknowledge, and deliver, or to cause to be executed, acknowledged, and delivered, all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

11.17	Construction
This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against any Party.

11.18	Effect if Distribution Does Not Occur
Notwithstanding anything in this Agreement to the contrary, if the Master Separation and Distribution Agreement is terminated prior to the Effective Time, this Agreement shall be of no further force and effect and shall be void ab initio.

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SIGNATORY
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names by a duly authorized officer as of the date first written above.

COMPUTER SCIENCES CORPORATION
By:
Name:     Paul Saleh
Title:     Chief Financial Officer

COMPUTER SCIENCES GOVERNMENT SERVICES INC.
By:
Name:     Lawrence B. Prior III
Title:     President and Chief Executive Officer

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